Exhibit 8.1

[Letterhead of Mayer, Brown, Rowe & Maw]

June 3, 2003

To the Persons Listed on

Schedule I attached hereto

Re:    Capital One Auto Finance Trust 2003-A Federal Tax Opinion

Ladies and Gentlemen:

We have acted as special counsel to Capital One Auto Finance, Inc., a Texas corporation (“COAF”), Capital One Auto Receivables, LLC, a Delaware limited liability company (the “Seller”), and Capital One Auto Finance Trust 2003-A, a Delaware statutory trust (the “Issuer”; and together with PFF, COAF and the Seller, the “Capital One Entities”), in connection with the execution and delivery of the documents listed in Part I below related to the issuance and sale by the Issuer of the Notes. We have also acted as special counsel to Capital One Financial Corporation in connection with the execution and delivery of the Limited Guaranty (as defined below).

The Notes will be issued by the Issuer pursuant to an Indenture (as defined below). The Issuer will also issue an uncertificated beneficial interest representing the entire beneficial interest in the Issuer (the “Interest”; and together with the Notes, the “Securities”) pursuant to a Trust Agreement (as defined below). Under the Trust Agreement, the Seller initially will own the Certificate. The Notes will be sold to the various underwriters pursuant to an Underwriting Agreement (as defined below).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Indenture (as defined below).

I.    Documents Reviewed

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

A.	Transfer and Assignment Agreement (the “Transfer and Assignment Agreement”), dated as of June 3, 2003, between COAF, as Transferor, and the Seller, as Purchaser.

B.	Contribution Agreement (the “Contribution Agreement”), dated as of June 3, 2003, between the Seller, as Seller, and the Issuer, as Transferee.

C.	Servicing Agreement (the “Servicing Agreement”), dated as of June 3, 2003, among the Issuer, JPMorgan Chase Bank, as Indenture Trustee (the “Indenture Trustee”), and COAF, as Servicer.

D.	Indenture (the “Indenture”), dated as of June 3, 2003, between the Issuer and the Indenture Trustee.

2

MAYER, BROWN, ROWE & MAW

The Persons Listed On Schedule I

June 3, 2003

E.	Underwriting Agreement (the “Underwriting Agreement”), dated as of May 16, 2003 (the “Class A Note Purchase Agreement”), among COAF, the Seller, Deutsche Bank Securities Inc. and Lehman Brothers Inc. as representatives of the several underwriters.

F.	Insurance Agreement (the “Insurance Agreement”), dated as of June 3, 2003, among Ambac Assurance Corporation, as Note Insurer, COAF, as Servicer and Transferor, the Seller, as Seller, the Issuer and the Indenture Trustee.

G.	Amended and Restated Trust Agreement of Capital One Auto Finance Trust 2003-A (the “Trust Agreement”) dated June 3, 2003 between the Seller, as depositor, and Wilmington Trust Company, as Owner Trustee.

H.	Administration Agreement, dated as of June 3, 2003 (the “Administration Agreement”), among COAF, as administrator the Issuer, and the Indenture Trustee;

I.	ISDA Master Agreement, dated as of May 16, 2003, between Lehman Brothers Special Financing Inc. (the “Swap Counterparty”) and the Issuer, the Schedule thereto, dated as of May 16, 2003, and the Confirmation entered into pursuant to such ISDA Master Agreement (the “Interest Rate Swap Agreement”).

J.	ISDA Master Agreement, dated as of May 16, 2003, between the Swap Counterparty and Capital One Financial Corporation (“Capital One”), the Schedule thereto and the Confirmation dated May 16, 2003 (the “Balance Guaranty Swap Agreement”).

K.	Limited Guaranty issued by Capital One, dated June 3, 2003, in favor of the Issuer, the Indenture Trustee, and Ambac Assurance Corporation, as Note Insurer (the “Limited Guaranty”).

L.	the forms of the Securities;

M.	the registration statement on Form S-3 (No. 333-54736) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on May 31, 2002, and Amendment No. 1 to such registration statement filed with the Commission on June 14, 2002 (such registration statement as so amended, not including the exhibits thereto, the Registration Statement”); and

N.	the prospectus supplement dated May 16, 2003 (the “Prospectus Supplement”) and the base prospectus dated May 14, 2003 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Act.

The documents set forth in clauses (A) through (J) above are referred to herein collectively as the “Transaction Documents” and the transactions contemplated by the

MAYER, BROWN, ROWE & MAW

The Persons Listed On Schedule I

June 3, 2003

Transaction Documents and the Prospectus are referred to herein collectively as the “Transactions.”

In rendering the opinions set forth herein, we have also examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such (i) certificates of public officials, (ii) certificates and representations of officers and representatives of the Capital One Entities, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Capital One Entities, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assumed the accuracy of, all such certificates and representations, documents and records and the representations and warranties made by the Capital One Entities in the Transaction Documents, in each case with respect to the factual matters set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified or photostatic copies and the legal capacity of all natural persons. In addition, as to the matters covered thereby, we have relied on the legal opinion of Frank R. Borchert, III, Deputy General Counsel of COAF, COFC and the Seller, the opinion of Richards, Layton & Finger on behalf of the Seller and the opinion of Richards, Layton & Finger on behalf of the Owner Trustee and Issuer, each dated as of the date hereof.

The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinions may not be taken by the IRS.

II.    Opinions Rendered

Based upon the foregoing and assuming that the Transaction Documents are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Transaction Documents in fact occur in accordance with the terms thereof, it is our opinion that:

A.	The Notes will be treated as debt for United States federal income tax purposes.

B.	The Issuer will not be classified for federal income tax purposes as an association or publicly-traded partnership taxable as a corporation.

MAYER, BROWN, ROWE & MAW

The Persons Listed On Schedule I

June 3, 2003

The scope of these opinions are expressly limited to the issues set forth herein and are limited in all respects to laws and facts existing on the date hereof. We express no opinion with respect to any other taxes or collateral tax consequences with respect to the Receivables or the Issuer.

Very truly yours,

/S/ MAYER, BROWN, ROWE & MAW
MAYER, BROWN, ROWE & MAW

SML/PJK/JVG/BF

Schedule I

Standard & Poor’s Ratings Services

Moody’s Investors Service

Lehman Brothers Inc.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

Wilmington Trust Company,

as Owner Trustee

JPMorgan Chase Bank,

as Indenture Trustee

Capital One Auto Finance, Inc.

Capital One Auto Receivables, LLC

Capital One Financial Corporation

Ambac Assurance Corporation